UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2023

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	90-2099565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1815 Rollins Road Burlingame, California 94010
(Address of principal executive offices, including zip code)

(864) 438-0000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTRAQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s Class A common stock, which previously traded on the Nasdaq Global Select Market under the symbol PTRA, began trading exclusively on the over-the-counter market on August 17, 2023 under the symbol “PTRAQ.”

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on August 7, 2023, Proterra Inc, a Delaware corporation (the “Company”), and its subsidiary Proterra Operating Company, Inc. filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (such court, the “Bankruptcy Court” and such proceedings, the “Chapter 11 Cases”). The Chapter 11 Cases are currently jointly administered under the caption In re Proterra Inc, Case No. 23-11120 (BLS) (Bankr. D. Del. 2023).

As previously disclosed, in connection with the commencement of the Chapter 11 Cases, the Company filed a number of motions with the Bankruptcy Court. Among these was a motion to establish certain procedures to protect any potential value of the Company’s net operating loss carryforwards and other tax attributes (the “Tax Attributes,” and such motion, the “NOL Motion”).

On August 10, 2023, the Bankruptcy Court entered an order approving the NOL Motion on an interim basis (the “Interim Order”). On September 7, 2023, the Bankruptcy Court entered a final order approving the NOL Motion (the “Final Order”).

The Final Order establishes certain procedures (the “Procedures”) with respect to trading and transfers of Beneficial Ownership (as defined in the Final Order) of the Company’s Common Stock (as defined in the Final Order) in order to protect any potential value of the Company’s Tax Attributes for use in connection with the Chapter 11 Cases. As approved, the Procedures restrict transactions involving, and require notices of the holdings of and proposed transactions by, any person or group of persons that is or, as a result of such a transaction, would become, a Substantial Shareholder of the Common Stock issued by the Company. For purposes of the Procedures, a “Substantial Shareholder” is any person or entity that has Beneficial Ownership of at least 10,252,500 shares of Common Stock (representing approximately 4.5% of all issued and outstanding shares of Common Stock as of August 7, 2023). Pursuant to the Procedures, any person or entity that, at any time on or after August 7, 2023, is or becomes a Substantial Shareholder must file with the Bankruptcy Court and serve notice upon the Declaration Notice Parties (as defined in the Final Order), a declaration of their status as a Substantial Shareholder on or before the date that is the later of (i) 20 business days after the date of the Notice of Interim Order (as defined in the Interim Order), which was August 11, 2023 and (ii) 10 calendar days after such person or entity becomes a Substantial Shareholder.

As set out in the Procedures, at least 20 business days prior to entering into any transfer of Beneficial Ownership of Common Stock that would result in (i) an increase or decrease in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or (ii) any entity or person becoming or ceasing to be a Substantial Shareholder, the parties to such transfer must file with the Bankruptcy Court and serve on the Declaration Notice Parties an advance written declaration of the intended transfer.

The Procedures further provide, among other things, that any person or entity that is or becomes a 50% Shareholder (as defined below) must file with the Bankruptcy Court and serve upon the Declaration Notice Parties, a declaration of such status on or before the later of (i) 30 calendar days after the date of the Notice of Interim Order and (ii) 10 calendar days after becoming a 50% Shareholder. For purposes of the Procedures, a 50% Shareholder is any person or entity that currently is or becomes a “50-percent shareholder” within the meaning of section 382(g)(4)(D) of the Internal Revenue Code and applicable Treasury Regulations. Prior to filing any U.S. federal, state or local tax return, or any amendment to such a return, claiming any deduction for worthlessness of the Common Stock for a tax year ending before the Company’s emergence from Chapter 11 protection, such 50% Shareholder must file with the Bankruptcy Court and serve upon the Declaration Notice Parties, an advance written notice of the intended claim of worthlessness.

The Company will have 15 business days after receipt of written declarations in connection with transfers of, and worthlessness with respect to, Beneficial Ownership of Common Stock to file objections with the Bankruptcy Court and serve such objections upon such person or entity party to such transfer of Beneficial Ownership of Common Stock or such 50% Shareholder, as applicable.

Any transfer of, or declaration of worthlessness with respect to, the Common Stock or Beneficial Ownership of Common Stock in violation of the Procedures will be null and void ab initio and certain remedial actions may be required to restore the status quo ante. A direct or indirect holder of, or prospective holder of, Common Stock should consult the NOL Motion, the Final Order, and the Procedures set forth therein.

In addition, the Final Order contains certain Procedures with respect to trading and ownership of Claims against the Company and its subsidiary (the "Claims Trading Procedures"), which Claims Trading Procedures come into effect only after a plan of reorganization is filed in the Chapter 11 Cases that contemplates the making of an election under Section 382(l)(5) of the Internal Revenue Code. If the Claims Trading Procedures come into effect, they would, among other things, require “Substantial Claimholders” to notify the Company of their status as such by filing a Notice of Substantial Claim Ownership with the Bankruptcy Court and serve notice upon the Declaration Notice Parties. The Claims Trading Procedures would also require Substantial Claimholders to follow certain procedures in advance of trading in Claims. Furthermore, the Claims Trading Procedures provide the Company with a process pursuant to which it can petition the Bankruptcy Court to order a Substantial Claimholders to sell down Claims in excess of such holder’s holdings as of the August 7, 2023. The definition of a Substantial Claimholder for these purposes will be determined at the time that an applicable plan of reorganization is filed, and either disclosed in a disclosure statement filed with the Court, or disclosed in a separate notice and filed with the Securities and Exchange Commission on Form 8-K.

The Notice of Final Order setting forth the Procedures is furnished as Exhibit 99.1 to this current report on Form 8-K and is hereby incorporated by reference into this Item 7.01.

Court filings and further information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims agent, Kurtzman Carson Consultants LLC, at www.kccllc.net/proterra. A direct link to the Notice of Final Order is as follows: https://www.kccllc.net/proterra/document/2311120230907000000000001.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Trading in the Company’s Common Stock

The Company’s stockholders are cautioned that the price of the Company’s common stock may be volatile following the commencement of the Chapter 11 Cases and may decrease in value. Accordingly, any trading in the Company’s common stock during the pendency of the Company’s Chapter 11 Cases is highly speculative and poses substantial risks to purchasers of the Company’s common stock. External factors have caused and may continue to cause the market price and demand for the Company’s common stock to fluctuate substantially. Accordingly, the Company cannot assure investors of the liquidity of an active trading market, the ability to sell shares of the Company’s common stock when desired, or the prices that an investor may obtain for the shares of the Company’s common stock.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Company’s Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the conditions to which the Company’s cash collateral is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations and the trading price and volatility of the Company’s common stock. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 17, 2023, as amended on May 1, 2023, or the Company’s other filings with the SEC. The forward-looking statements included in this Form 8-K speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Notice of Final Order

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTERRA INC

Date: September 11, 2023	By:	/s/ Gareth T. Joyce
Gareth T. Joyce
President and Chief Executive Officer